Exhibit 10.1(h)
FIRST AMENDMENT
TO THE
VISION BANK
SALARY CONTINUATION PLAN
DATED JULY 14, 2004
FOR
J. DANIEL SIZEMORE
          THIS AMENDMENT is adopted this 26th day of June, 2006, effective as of the first day of January, 2005, by and between Vision Bank a state-chartered commercial bank located in Panama City, Florida (the “Company”) and J. Daniel Sizemore (the “Executive”).
          The Company and the Executive executed the Salary Continuation Plan on July 14, 2004 effective as of the first day of April 2004 (the “Agreement”).
          The undersigned hereby amend the Agreement for the purpose of bringing the agreement into compliance with Section 409A of the Internal Revenue Code. Therefore, the following changes shall be made:
          Section 1.6 of the Agreement shall be deleted in its entirety.
          Section 1.7 of the Agreement shall be restated as follows:
1.7	“Disability” shall mean a condition under which the Executive is determined to be totally and permanently disabled by the Social Security Administration. Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration’s determination.
          Section 1.9 of the Agreement shall be restated as follows:
1.9	“Voluntary Termination” means the Termination of Employment prior to Normal Retirement Age for reasons other than death, Disability, Involuntary Termination or Termination for Cause.
          Section 1.13 of the Agreement shall be restated as follows:
1.13	“Involuntary Termination of Employment” means the Executive is notified in writing by the Company, that employment with the Company is terminated for reasons other than an approved leave of absence, Voluntary Termination, or Termination for Cause.
          Section 1.19 of the Agreement shall be deleted in its entirety and replaced by the following:
          (a) 1.19 “Termination of Employment” means the Executive’s separation from service as an employee of the Company for purposes of Section 409A of the Code and any interpretive guidance or regulations issued pursuant thereto other than for death or Disability.
          The following Section 1.21 shall be added to the Agreement immediately following Section 1.20:
1.21	“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Company if any stock of the Company is publicly traded on an established securities market or otherwise.
          Section 2.4.1 of the Agreement shall be restated as follows:
2.4.1	Amount of Benefit. The annual benefit under this Section 2.4 if the Disability Benefit set forth on Schedule A for the Plan Year during which the Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) in the Disability benefit set forth in such Schedule A.
          Section 2.5 of the Agreement shall be restated as follows:
2.5	Change of Control Benefit. Upon a Change of Control followed by the Executive’s Termination of Employment, the Company shall pay to the Executive the benefit described in this Section 2.5 in lieu of any other benefit under this Article.
2.5.1	Amount of Benefit. The annual benefit under this Section 2.5 is the Change of Control Benefit set forth in Schedule A for the Plan Year during which Termination of Employment occurs. This benefit is determined by vesting the Executive in one hundred percent (100%) in the Change of Control benefit set forth on such Schedule A.

2.5.2	Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing with the month following Normal Retirement Age. The annual benefit shall be paid to the Executive for fifteen (15) years.
          The following Sections 2.6, 2.7 and 2.8 shall be added to the Agreement immediately following Section 2.5:
2.6	Restriction on Timing of Distribution. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Termination of Employment under such procedures as established by the Company in accordance with Section 409A of the Code, benefit distributions that are made upon Termination of Employment may not commence earlier than six (6) months after the date of such Termination of Employment. Therefore, in the event this Section 2.6 is applicable to the Executive, any distribution which would otherwise be paid to the Executive within the first six months following the Termination of Employment shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following the Termination of Employment. All subsequent distributions shall be paid in the manner specified.

2.7	Distributions Upon Income Inclusion Under Section 409A of the Code. Upon the inclusion of any amount into the Executive’s income as a result of the failure of this nonqualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the Executive’s Accrual Balance, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

2.8	Change in Form or Timing of Distributions. All changes in the form or timing of distributions hereunder must comply with the following requirements. The changes:
(a)	may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

(b)	must, for benefits distributable under Sections 2.1, 2.2, 2.3, 2.4 and 2.5 delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(c)	must take effect not less than twelve (12) months after the election is made.
The following sentence shall be added to the end of Section 5.3 of the Agreement:
This Section 5.3 shall have no force and effect on and after the occurrence of a Change of Control; provided the Executive is employed by the Company or an affiliate thereof on the effective date of such Change of Control.
          Article 7 of the Agreement shall be deleted in its entirety and replaced by the following:
Article 7
Amendments and Termination
7.1	Amendments. This Agreement may be amended only by a written agreement signed by the Company and the Executive. However, the Company may unilaterally amend this Agreement to conform with written directives to the Company from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder.
7.2	Plan Termination. This Agreement may be terminated only by a written agreement signed by the Company and the Executive. Upon such termination, benefit distributions will be made at the earliest distribution event permitted under Article 2.
          Section 9.10 of the Agreement shall be restated as follows:
9.10	Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company.

          The following Sections 9.14 and 9.15 shall be added to the Agreement immediately following Section 9.13:
9.14	Compliance with Section 409A. This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the effective date of this Amendment.
9.15	Rescission. Any modification to the terms of this Agreement that would inadvertently result in an additional tax liability on the part of the Executive, shall have no effect provided the change in the terms of the plan is rescinded by the earlier of a date before the right is exercised (if the change grants a discretionary right) and the last day of the calendar year during which such change occurred.
          IN WITNESS OF THE ABOVE, the Executive and the Company hereby consent to this First Amendment.

Executive:	Vision Bank:

/s/ J. Daniel Sizemore	By	/s/ William E. Blackmon

J. Daniel Sizemore	Title	CFO

4